EXHIBIT 10.20

Note: Portions of this exhibit indicated by [*] are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of the Company’s confidential treatment request.

 AMENDMENT OF 2nd PURCHASE CONTRACTS (YZN/ACL-F2)

THIS AMENDMENT OF 2nd PURCHASE CONTRACT (hereinafter called, “This Amendment”) is made this 25th day of February, 2006, by and between YOZAN INCORPORATED of the city of Tokyo, Japan, (hereinafter called, “YZN”) and AIRSPAN COMMUNICATIONS LIMITED of the city of Uxbridge, Middlesex, U.K., (hereinafter called, “ACL”), to amend 2nd PURCHASE CONTRACT (YZN/ACL-S13) dated 13th September, 2005, (hereinafter called, “2nd P/C”) after correction by AMENDMENT OF 1st AND 2nd PURCHASE CONTRACTS (YZN/ACL-S22) as follows :

1.	ARTICLE 4. of 2nd P/C (“ PURCHASE QUANTITIES AND CONTRACT PRICES”) is amended as follows :

“(1) The quantities and Contract Prices on CIP Narita Airport basis of Products to be purchased by YZN from ACL under This Contract are set forth herebelow in this Article :

	(Name of Products)	(Purchase Quantities)	(Contract Price)
1	MicroMAX-SDR	[*] Units	US$[*].-
2.	Radio-Transceiver	[*] Units	US$[*].-
3.	Enclosure/Aux. for Single B/S Products Set	[*] Units	US$[*].-
4.	Enclosure/Aux. for Double B/S Products Set	NIL
5.	Netspan-NMS 1 Set for 10,000STs	[*] (up to cumulated [*] Units)
6.	EasyST	[*]
7.	WiFi-AP For EasyST	[*]
8.	ProST	[*] Units	US$[*].-
9.	WiFi-AP For ProST	[*] Units	US$[*].-
10.	CSCA S/W 1 set for 1,200 Units	Free
11.	External Cabling	[*] Units	US$[*].-
12.	GPS	[*] Units	US$[*].-
13.	Cable for GPS	[*] Units	US$[*].-
14.	Cable for Slave MicroMAX-SDR	[*] Units	US$[*].-
15.	Outdoor PSU	[*] Units	US$[*].-
(Grand Total before volume discount : US$[*].-)

(2)
ACL gives YZN a volume discount from the above Grand Total. After this discount, The Total Contract Price of This Contract is U.S.$26,025,446.-. The discount amount shall be calculated and applied on pro-rata basis against each ACL’s invoices. “
2.
As the result of the above 1. amendment, the additional Down Payment of U.S.$3,307,633.- shall be paid by YZN to ACL within two weeks of This Amendment in addition to the Down Payment already paid according to Article 6.-Clause 1. of 2nd P/C. Now, this is calculated as follows :

The total Contract Price of 2nd P/C	U.S.$15,000,000.-
The Contract Price added by This Amendment	U.S.$11,025,446.-
The total Contract Price of the date	U.S.$26,025,446.-
The Down Payment Amount of the above	U.S.$7,807,633.-
Less The Down Payment already paid	U.S.$4,500,000.-
The Down Payment to be paid by This Amendment	U.S.$3,307,633.-

3.	As the result of the above 1. amendment, ACL shall additionally submit a bank guarantee of U.S.$1,102,544.- to YZN within two weeks of This Amendment according to Article 11. of 2nd P/C.
4.	The Shipment of Products added by This AMENDMENT shall be made by 20th May, 2006.
5.	ACL shall make its best efforts to review and improve Enclosure design of SDR for the cost reduction and, if affirmative, ACL will propose the revised Unit Price of Enclosure of SDR.

In witness whereof, each party of the parties hereto has caused This Amendment to be Executed, in duplicate, each duplicate of which shall be considered as original, by its duly authorized officers or representatives.

YOZAN INC.	AIRSPAN COMMUNICATIONS LTD.

(SIGNED)	(SIGNED)

By Sunao Takatori,	By Henrik Smith-petersen
President and CEO	President, Asia Pacific